Exhibit 99.1

PBF Energy Prices Public Offering of 10,000,000 Shares of Class A Common Stock

PARSIPPANY, NJ – October 6, 2015 – PBF Energy Inc. (NYSE: PBF) (“PBF Energy”) announced today that it has priced its previously announced underwritten public offering (the “Offering”) of 10,000,000 shares of its Class A common stock at $31.00 per share. The underwriters of the Offering have a 30-day option to purchase up to 1,500,000 additional shares. The Offering is expected to close on October 13, 2015, subject to customary closing conditions.

PBF expects to use the net proceeds from the Offering to fund a portion of the purchase price for our recently announced pending acquisition of the Torrance refinery and related logistics assets. However, subject to the timing of the closing of this acquisition, we may use the net proceeds of the Offering to pay down indebtedness incurred to fund our pending acquisition of the Chalmette refinery and related logistics assets (or for capital in lieu of indebtedness we might otherwise borrow). In the event the Torrance acquisition does not close and we have not previously utilized the net proceeds from the Offering, we may use them for repayment of indebtedness, working capital, capital expenditures and other general corporate purposes, including potential acquisitions. The closing of the acquisitions is not conditioned on the closing of the Offering, and the Offering is not conditioned on the closing of the acquisitions.

Morgan Stanley and Credit Suisse Securities (USA) LLC are acting as the Joint Global Coordinators and Bookrunners for the Offering; and Barclays, Citigroup, Deutsche Bank Securities, UBS Investment Bank and Wells Fargo Securities are acting as Joint Book-Running Managers; BNP PARIBAS, Credit Agricole CIB, MUFG, Natixis and Scotia Howard Weil are acting as Co-Managers. A copy of the preliminary prospectus supplement and accompanying base prospectus relating to the Offering may be obtained, when available, by sending a request to Morgan Stanley, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014; or by sending a request to Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, New York 10010.

These documents may also be obtained free of charge when they are available from the Securities and Exchange Commission’s website (“SEC”) at www.sec.gov.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities described herein, nor shall there be any sale of these securities, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The Offering will be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The Offering is made pursuant to an effective shelf registration statement and prospectus filed by PBF Energy with the SEC.

Forward-Looking Statements

Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, the company’s expectations with respect to timing of the completion of the proposed acquisitions; the company’s post-acquisition plans, objectives, expectations and intentions with respect to future earnings and operations; the company’s plans for financing the proposed acquisitions; and the conditions to the closing of the proposed acquisitions and the possibility that the proposed acquisitions will not close. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the company’s control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks described above, and the risks disclosed in the company’s filings with the SEC. All forward-looking statements speak only as of the date hereof. The company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

About PBF Energy Inc.

PBF Energy Inc. (NYSE: PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey and Toledo, Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally sensitive manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

PBF Energy Inc. indirectly owns the general partner and approximately 53.7% of the limited partnership interest of PBF Logistics LP (NYSE: PBFX).

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Contact:

(investors)

Colin Murray, 973.455.7578

ir@pbfenergy.com

or

(media)

Michael C. Karlovich, 973.455.8994

mediarelations@pbfenergy.com